Exhibit 99.1

Vestin Realty Mortgage II, Inc. Reports Results for
The Twelve Months Ended December 31, 2006

LAS VEGAS - March 15, 2007 - Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB) a real estate investment trust (“REIT”) today announced results of operations in a 10-K filing for the twelve months ended December 31, 2006. Vestin Realty Mortgage II, Inc. (“the Company”) was organized in January 2006 as a Maryland corporation for the sole purpose of effecting a merger with Vestin Fund II, LLC. On March 31, 2006, Vestin Fund II, LLC (“Fund II”) merged into Vestin Realty Mortgage II, Inc. and the members of Fund II received one share of Vestin Realty Mortgage II, Inc.’s common stock for each membership unit they owned in Fund II. On December 17, 2006, each shareholder received an additional 0.3 shares of common stock for each share they owned at the time. The Company commenced trading on May 1, 2006 on the Nasdaq National Market under the symbol VRTB.

For the twelve months ended December 31, 2006, revenues were $23.5 million. Net income for the twelve months ended December 31, 2006 was $15.9 million or $0.41 per weighted average common share, which has been adjusted for the 30% stock dividend to shareholders on December 17, 2006. Net income for the 12 months included a net gain on the sale of “real estate held for sale” of $1.5 million, a $2.3 million gain on sale of “real estate held for sale-seller financed” and a non-cash loan loss provision of $5.5 million that was recorded in the quarter ended March 31, 2006, prior to the merger. The loan loss provision was entirely related to the Rightstar, Inc. loan, which is currently the subject of legal action, whereby, Vestin Realty Mortgage II, Inc. along with Vestin Realty Mortgage I, Inc. is attempting to foreclose on the Rightstar collateral. In January 2007, we filed a petition, which is still pending, with the Supreme Court of Hawaii seeking relief from restrictions placed by the District Court on our right to foreclose.

In commenting on the results of operations for the year ended December 31, 2006, Michael V. Shustek, Chairman of the Board and CEO said, “We are extremely proud of our performance during 2006. From April 1, 2006 through December 31, 2006, the Company declared cash dividends to its shareholders of $16.3 million, which is equal to $0.42 per share based on the weighted average number of shares.

As of December 31, 2006 the shareholder’s equity was $7.17 per common share, which reflects the 30% stock dividend paid to shareholders on December 17, 2006. We had $17.1 million of cash and cash equivalents on our balance sheet with only $13.8 million of borrowings.”

Mr. Shustek also stated, “During 2006, the Company sold six real estate properties that it acquired through foreclosure for a net gain of $1.5 million. At December 31, 2006 the Company owned two foreclosed real estate properties, one of which was acquired in December 2006. Both of these properties are under contract to be sold in 2007. In addition, during 2006, the Company recorded the sale of one of its “real estate held for sale-seller financing” properties when the financing was paid in full, and realized a gain of $2.3 million.”

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in short-term secured loans to commercial borrowers. As of December 31, 2006, Vestin Realty Mortgage II, Inc. had assets of over $300 million. Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., a well-known asset management, real estate lending and financial service company. Since 1995, Vestin Mortgage Inc.’s mortgage activities have facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; and others risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Vestin Realty Mortgage II, Inc.
John Alderfer
702-227-0965

VESTIN REALTY MORTGAGE II, INC.
(SUCCESSOR TO VESTIN FUND II, LLC)

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2006	December 31, 2005

Assets
Cash	$16,841,000	$39,633,000
Certificates of deposit	250,000	1,000,000
Investment in marketable securities	--	7,260,000
Investment in marketable securities - related party	2,087,000	--
Interest and other receivables, net of allowance of $160,000 at December 31, 2006 and $693,000 at December 31, 2005	2,709,000	3,079,000
Note receivable, net of allowance of $2,000,000 at December 31, 2006 and $2,158,000 at December 31, 2005	282,000	810,000
Real estate held for sale	30,079,000	38,639,000
Real estate held for sale - seller financed	14,774,000	22,887,000
Investment in real estate loans, net of allowance for loan losses of $9,828,000 at December 31, 2006 and $4,724,000 at December 31, 2005	221,849,000	227,875,000
Due from Manager - related party	--	325,000
Due from Vestin Originations - related party	31,000	--
Assets under secured borrowings	13,796,000	19,754,000
Other assets	344,000	687,000

Total assets	$303,042,000	$361,949,000

LIABILITIES, STOCKHOLDERS' EQUITY & MEMBERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$687,000	$306,000
Secured borrowings	13,796,000	19,754,000
Note payable	27,000	25,884,000
Deposit liability	5,514,000	865,000
Unearned revenue	454,000	--
Dividend payable	4,078,000	--

Total liabilities	24,556,000	46,809,000

Commitments and Contingences

Members’ equity - authorized 50,000,000 units at $10 per unit, 32,937,162 units issued and outstanding at December 31, 2005	--	315,122,000
Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Common stock, $0.0001 par value; 100,000,000 shares authorized; 38,839,710 shares issued and outstanding at December 31, 2006	4,000	--
Additional paid in capital	277,853,000	--
Retained earnings	1,242,000	--
Accumulated other comprehensive income (loss)	(613,000)	18,000

Total stockholders' equity & members' equity	278,486,000	315,140,000

Total liabilities and stockholders' equity & members’ equity	$303,042,000	$361,949,000

VESTIN REALTY MORTGAGE II, INC.
(SUCCESSOR TO VESTIN FUND II, LLC)

CONSOLIDATED STATEMENTS OF INCOME

	For the Twelve Months Ended	For the Six Months Ended	For the Six Months Ended	For the Year Ended	For the Year Ended
	12/31/2006	12/31/2005	12/31/2004	6/30/2005	6/30/2004
			(Unaudited)
Revenues
Interest income from investment in real estate loans	$21,718,000	$11,301,000	$14,388,000	$25,301,000	$38,825,000
Adjustment to allowance for loan losses	--		--	41,000	--
Gain on sale marketable securities	21,000	203,000	--	--	--
Dividend income - related party	72,000	--	--	--	--
Interest income from banking institutions	1,333,000	287,000	249,000	409,000	365,000
Other income	335,000	437,000	1,562,000	2,207,000	1,946,000
Total revenues	23,479,000	12,228,000	16,199,000	27,958,000	41,136,000

Operating expenses
Management fees - related party	1,096,000	546,000	515,000	1,060,000	1,025,000
Provision for loan loss	5,500,000	--	167,000	2,775,000	2,605,000
Interest expense	1,446,000	412,000	2,441,000	3,526,000	5,681,000
Professional fees	1,219,000	116,000	154,000	996,000	626,000
Professional fees - related party	88,000	127,000	108,000	206,000	50,000
Provision of doubtful accounts related to receivable	329,000	183,000	--	--	80,000
Other	946,000	130,000	25,000	167,000	102,000
Total operating expenses	10,624,000	1,514,000	3,410,000	8,730,000	10,169,000

Income from Operations	12,855,000	10,714,000	12,789,000	19,228,000	30,967,000

Income from real estate held for sale
Revenue related to real estate held for sale	4,101,000	2,311,000	--	--	2,333,000
Net gain (loss) on sale of real estate held for sale	1,517,000	47,000	758,000	(172,000)	--
Gain on sale of real estate held for sale - seller financed	2,293,000	1,079,000	--	--	--
Expenses related to real estate held for sale	(4,915,000)	(3,607,000)	(1,538,000)	(2,784,000)	(1,559,000)
Write downs on real estate held for sale	--	--	(123,000)	(7,384,000)	(10,000)
Total income (loss) from real estate held for sale	2,996,000	(170,000)	(903,000)	(10,340,000)	764,000

Income before provision for income taxes	15,851,000	10,544,000	11,886,000	8,888,000	31,731,000

Provision for income taxes	--	--	--	--	--

NET INCOME	$15,851,000	$10,544,000	$11,886,000	$8,888,000	$31,731,000

Basic and diluted earnings per common weighted average share / membership unit	$0.41

Dividends declared per common share / cash distributions per membership unit	$0.58

Net income per weighted average membership unit		$0.25	$0.25	$0.20	$0.66

Weighted average common shares / membership units	38,832,458	42,747,725	47,756,928	45,188,004	47,729,256